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                                                                    Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Vornado Operating Company
Saddle Brook, New Jersey

We consent to incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-77143) of the Vornado Operating Company, filed with the Securities and Exchange Commission on April 27, 1999, which incorporates by reference Form 8-K dated March 12, 1999, as filed with the Securities and Exchange Commission on March 31, 1999, as amended by Form 8-K/A dated and filed with the Securities and Exchange Commission on May 26, 1999, of our report dated February 13, 1998 on the combined balance sheet of THE CARMAR GROUP OF COMPANIES as of December 31, 1997, and the related combined statements of income, stockholders' and members' equity and cash flows for the year ended December 31, 1997 included in Form 8-K/A.


                                                /s/ BAIRD, KURTZ & DOBSON

Joplin, Missouri
May 26, 1999